CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the use in this Registration Statement on Form S-8 filed by Celtic Investment, Inc. and subsidiaries of our report dated August 13, 1997, on our audits of the statements of financial position of Celtic Investment, Inc. and subsidiairies as of June 30, 1997 and 1996, and the related consolidated statemetns of income, shareholders' equity, and cash flows for each of the two years ended June 30, 1997.



                                     /s/MCGLADREY & PULLEN, LLP
                                        MCGLADREY & PULLEN, LLP



Chicago, Illinois
June 30, 1998